UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

American Achievement Corporation

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-84294	13-4126506

7211 Circle S Road

Austin, Texas 78745

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 18, 2010, American Achievement Corporation (“AAC” or the “Company”) issued an earnings release to announce certain preliminary estimated operating results for the fiscal year ended August 28, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 2.02 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

On October 18, 2010, AAC publicly announced that it intends to commence an offering of $365 million principal amount of senior secured notes due 2016 (the “Notes”). A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. At the closing of the offering of the Notes, AAC and its direct and indirect parent companies have adopted plans to (a) repay AAC’s existing senior secured credit facility and pay all related fees and expenses, (b) enter into a new revolving credit facility, (c) redeem or repurchase the Company’s outstanding 8.25% senior subordinated notes due April 1, 2012, (d) make a distribution to AAC Holding Corp. (“Parent”) for the purpose of Parent further distributing such funds to its parent companies to be used to redeem, purchase, or discharge (i) AAC Group Holding Corp.’s outstanding 10.25% senior discount notes due October 1, 2012 and (ii) American Achievement Group Holding Corp.’s (“Parent Holdings”) outstanding 12.75% senior PIK notes due October 1, 2012 (together with the Company’s outstanding senior subordinated notes and AAC Group Holding Corp.’s outstanding senior discount notes, the “Existing Notes”) in connection with a tender offer and consent solicitation made pursuant to an Offer to Purchase and Consent Solicitation Statement and a Consent and Letter of Transmittal, each dated October 18, 2010, or by a subsequent repurchase, redemption and/or satisfaction and discharge of the Existing Notes in accordance with their terms, (iii) redeem all outstanding Series A preferred stock of American Achievement Intermediate Holding Corp. and (iv) redeem all outstanding Series A preferred stock of Parent Holdings, and (e) issue new Series A preferred stock of Parent Holdings and warrants to purchase common stock of Parent Holdings ((a) through (e), collectively, the “Refinancing”), in each case on terms satisfactory to the Company and its direct and indirect parent entities in their sole discretion. The proceeds from the offering of the Notes, together with borrowings under the new revolving credit facility and the proceeds from the issuance of new Series A preferred stock of Parent Holdings and warrants, will be used to fund the Refinancing.

The Company is disclosing under Item 7.01 in this Current Report the information attached as Exhibit 99.3, which is incorporated by reference herein. Such information, which has not been previously disclosed, was included in the confidential preliminary offering memorandum utilized in connection with the offering of the Notes. Exhibit 99.3 contains certain information summarizing the offering memorandum announced herein.

This Current Report is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The Notes will be offered solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons, as defined under Regulation S under the Securities Act. The proposed offering of the Notes is subject to certain market and other conditions, and may not occur as described or at all. The securities to be offered have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information included in this Item 7.01 and in Exhibit 99.3 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.

The information included in this Item 7.01 and in Exhibit 99.3 hereto contains forward-looking statements, including statements that include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” or similar expressions and statements regarding our prospects. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release announcing its preliminary financial results for the fiscal year 2010, dated October 18, 2010

Exhibit 99.2	Press Release announcing the commencement of an offering of senior secured notes, dated October 18, 2010

Exhibit 99.3	Summary of the Offering Memorandum (from Preliminary Offering Memorandum dated October 18, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2010	By:	/s/ ALYCE ALSTON
Alyce Alston
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit 99.1	Press Release announcing its preliminary financial results for the fiscal year 2010, dated October 18, 2010

Exhibit 99.2	Press Release announcing the commencement of an offering of senior secured notes, dated October 18, 2010

Exhibit 99.3	Summary of the Offering Memorandum (from Preliminary Offering Memorandum dated October 18, 2010)